UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2021

SPX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-6948 (Commission File Number)	38-1016240 (IRS Employer Identification No.)

6325 Ardrey Kell Road, Suite 400

Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (980) 474-3700

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	SPXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 8, 2021, SPX Corporation (the “Company”) and its direct, wholly owned subsidiary, SPX Transformer Solutions, Inc. (“Transformer Solutions”), entered into a Stock Purchase Agreement dated as of June 8, 2021 (the “Purchase Agreement”) with GE-Prolec Transformers, Inc. (the “Purchaser”) and Prolec GE Internacional, S. de R.L. de C.V. (the “Guarantor”) pursuant to which the Company has agreed to transfer all of the outstanding common stock of Transformer Solutions to the Purchaser for an aggregate purchase price of $645 million (the “Transaction”). The purchase price is subject to potential adjustment based on Transformer Solutions’ cash, debt and working capital on the date the Transaction is consummated, as well as for specified transaction expenses and other specified items.

The completion of the Transaction is subject to certain customary closing conditions, including, but not limited to, (i) the absence of any order of a court prohibiting the consummation of the Transaction and of any pending action by a governmental authority to enjoin or otherwise prohibit the consummation of the Transaction, and (ii) the expiration or termination of the waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The parties currently expect the Transaction to close in the latter half of 2021.

Each of the Company, Transformer Solutions and Purchaser is required to use its reasonable best efforts to obtain authorizations, consents, orders and approvals of governmental authorities required to consummate the Transaction, including by making filings under the HSR Act, in order to complete the Transaction, and the parties have agreed to cooperate in seeking to obtain such authorizations, consents, orders and approvals. There is no financing condition to the completion of the Transaction.

The Purchase Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement. The representations and warranties in the Purchase Agreement are the product of negotiations among the parties to the Purchase Agreement and are made to, and solely for the benefit of, the party to whom such representations and warranties are made, in each case as of specified dates. Such representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, and may not be relied upon by any other person.

The Purchase Agreement contains customary termination provisions in favor of both the Company and the Purchaser, including a right to terminate the Purchase Agreement if the Transaction has not been consummated on or prior to November 1, 2021; provided that both the Company and Purchaser may extend such date to December 30, 2021 if approvals under the HSR Act have not been obtained by November 1, 2021. The Company has agreed to indemnify the Purchaser for losses arising from certain breaches of the Purchase Agreement and other liabilities, subject to certain limitations. The Guarantor has provided a limited guarantee of certain obligations of the Purchaser under the Agreement.

The Purchase Agreement contemplates that simultaneous with the closing of the Transaction, the parties will enter into certain ancillary agreements, including, among others, a transition services agreement.

The foregoing description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1  and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information included in Item 5.02 of this Current Report on Form 8-K with respect to the termination of the Prior Agreements (as defined therein) is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2021, the Company and Brian G. Mason, the President of Transformer Solutions (the “Executive”), entered into a letter agreement dated June 7, 2021 (the “Retention Incentive Agreement”). The Retention Incentive Agreement provides for the payment by the Company to the Executive of a retention incentive payment in an aggregate amount of $2.5 million, subject to withholding for taxes (the “Incentive Payment”), with one half of the Incentive Payment to be paid within five business days following the final closing date of the Transaction or a sale of Transformer Solutions pursuant to another alternative transaction approved by the Company’s Board of Directors (an “Alternative Transaction”) and the remaining one half of the Incentive Payment (the “Second Payment”) to be paid on the later of 180 days after the consummation of the Transaction or an Alternative Transaction or within five business days after all post-closing working capital and other purchase price adjustments are finally determined and binding on the parties to the Transaction or an Alternative Transaction, but in no event later than March 15 of the year following the closing of the Transaction or Alternative Transaction. The Retention Incentive Agreement further provides for the payment by the Company to the Executive of $100,000, subject to withholding for taxes, in the event the Transaction or an Alternative Transaction is not consummated by October 31, 2021, for the payment by Transformer Solutions of any bonus earned by the Executive under the SPX Management Bonus Plan pro-rated through the date of the consummation of the Transaction or an Alternative Transaction based on performance at that time against pro-rated targets, and for the acceleration of vesting of time-based equity awards scheduled to vest within 12 months of the consummation of the Transaction or an Alternative Transaction, with performance-based equity awards scheduled to vest in the 12 months following consummation of the Transaction or an Alternative Transaction to vest, if at all, when and to the extent performance criteria are satisfied in accordance with applicable award agreements.

Payment of the Incentive Payment and the Executive’s receipt of the other benefits set forth in the Retention Incentive Agreement are each conditioned upon (i) the Executive’s continued active employment and satisfactory performance, as determined by the Company, throughout the period from the date of the Retention Incentive Agreement through and including the date of the consummation of the Transaction or an Alternative Transaction, (ii) the consummation before September 30, 2021 (or such later date as may be provided in the Purchase Agreement) of the Transaction or an Alternative Transaction, and (iii) the Executive’s signing, and not revoking, a general release and, where appropriate, a separation agreement, each in a form satisfactory to the Company, to be effective as of the date of the consummation of the Transaction or an Alternative Transaction. The Retention Incentive Agreement provides that in the event that the Executive breaches any provision of such release or separation agreement, he shall not be entitled to any payments or other benefits under the Retention Incentive Agreement and that the Executive shall immediately repay to the Company any payments made by the Company to him thereunder and forfeit all other benefits provided under the Retention Incentive Agreement. The Retention Incentive Agreement provides that the Second Payment is further conditioned on the Executive’s continued employment with Transformer Solutions through the payment date of the Second Payment, unless he is involuntarily terminated by Transformer Solutions after the consummation of the Transaction or an Alternative Transaction.

On June 7, 2021, Transformer Solutions and the Executive entered into an Enhanced Severance Agreement dated as of June 7, 2021 (the “Enhanced Severance Agreement”). The Enhanced Severance Agreement provides that its term (the “Term”) will commence on the date of the consummation of the Transaction (the “Effective Date”), will continue for a period of two years thereafter, and will be extended from additional one-year periods thereafter unless, not less than one hundred eighty (180) days prior to the second anniversary of the Effective Date, or thereafter any subsequent anniversary of the Effective Date, either the Executive or the Company delivers to the other written notice of his or its intention not to continue the Enhanced Severance Agreement, in which case the Enhanced Severance Agreement shall terminate as of the next succeeding anniversary of the Effective Date. The Enhanced Severance Agreement provides for the payment of severance amounts, including annual salary and annual incentive bonus, and the continuation of the provision of specified benefits and perquisites to the Executive by Transformer Solutions, in the event of his termination of employment with Transformer Solutions a result of his death or Disability (as defined) and in the event that the Executive’s employment with Transformer Solutions is terminated by Transformer Solution without Cause (as defined) or by the Executive for Good Reason (as defined), with augmented severance payments and benefits and perquisites continuation in the event of such a termination of employment within two years after the Effective Date. The Enhanced Severance Agreement provides that as a condition to the Executive’s receipt of the payments and benefits thereunder he must enter into a general release and waiver of claims in favor of Transformer Solutions in a form acceptable to Transformer Solutions, provides for the clawback by Transformer Solutions of bonus payments and the profits from the Executive’s sale of relevant securities in the event of the restatement of financial statements as a result of misconduct, and includes non-competition and related covenants restricting the Executive’s activities during his employment and for a period of one year thereafter.

The Enhanced Severance Agreement further provides that, effective as of the Effective Date, the Executive releases the Company from any and all obligations under the Severance Benefit Agreement effective as of January 1, 2017 between the Company and the Executive and the change of control letter agreement effective as of January 1, 2017 between the Company and the Executive (collectively, the “Prior Agreements”). The Prior Agreements provide for severance and other obligations with respect to the termination of the Executive’s employment with the Company, including in connection with a change in control of the Company.

Item 7.01.	Regulation FD Disclosure

On June 9, 2021, the Company issued a press release, which press release is furnished as Exhibit 99.1  hereto.

The information in this Item 7.01 and Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

2.1	Stock Purchase Agreement among SPX Corporation, SPX Transformer Solutions, Inc., GE Prolec Transformers, Inc. and Prolec GE Internacional, S. DE RL. DE CV. dated as of June 8, 2021
99.1	Press release of dated June 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION
(Registrant)

Date: June 9, 2021	By:	/s/ John W. Nurkin
John W. Nurkin
Vice President, General Counsel and Secretary

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